Exhibit 99.1

NEWS RELEASE

Contact: Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com	Epsilon Britta Petersen – Media 773-796-5434 Britta.petersen@epsilon.com

RED ROOF SIGNS NEW MULTI-YEAR AGREEMENT WITH EPSILON FOR
EMAIL MARKETING SERVICES

Epsilon to Elevate Red Roof's Customer-Centric Marketing Strategy, Enhance Digital
Customer Engagement and Drive Return Visits

PLANO, TX – October 6, 2016 – Epsilon®, an Alliance Data (NYSE: ADS) company, today announced the signing of a new multi-year agreement with Red Roof®, a leading economy hotel chain in the United States. Epsilon will serve as the company's email services provider.

Based out of Columbus, Ohio, Red Roof features over 470 hotels across the United States. The company was voted the best budget hotel brand by USA TODAY in 2014. Recently, Red Roof debuted Red Roof PLUS+®, an upgraded offering promising guests a premium experience at a value price. Red Roof PLUS+ includes a new Premium room type with enhanced amenities and an in-room snack box.

As Red Roof's email services provider, Epsilon will leverage its Agility Harmony® next generation digital messaging platform, to deploy targeted email campaigns to existing and potential customers. Epsilon will leverage Red Roof's existing customer database to develop and implement an audience segmentation strategy, identifying customers based on variables such as geolocation, demographics, likeliness to book, and travel history. Customers will receive permission-based, personalized email communications with relevant promotional offers, developed based on their preferences and behaviors.

"At Red Roof, our overall marketing strategy is based on meeting and exceeding the needs and desires of our customers. Email is a valuable vehicle to engage our core audience and we are excited about enhancing our existing capabilities," said Marina MacDonald, chief marketing officer at Red Roof. "I'm confident Epsilon will bring sophistication to our email and digital marketing campaigns, based on their knowledge and expertise as well as the sheer scale and functionality of their solutions."

"Agility Harmony is going to transform the effectiveness of Red Roof's email and digital marketing campaigns, supporting their existing customer-centric approach and creating deeper engagement with customers," said Bryan Kennedy, chief executive officer, Epsilon/Conversant. "Epsilon is honored to work with Red Roof, a leader in the hospitality space, on a variety of marketing initiatives which will undoubtedly play a critical role in driving customer engagement and return visits. We see tremendous opportunity to build on our relationship over time and introduce more integrated solutions that will deliver business outcomes."

About Red Roof®
Red Roof is a leader in the economy lodging industry with franchised, corporate-managed, and corporate-owned properties, serving millions of guests each year. With coast-to-coast locations, Red Roof has over 470 properties in the U.S. Red Roof is also expanding internationally to Brazil, Canada, Thailand and Japan. The primary goal at Red Roof is to provide customers a savings without sacrificing comfort. The brand has been investing significantly to renovate and upgrade hotels nationwide with sleek and modern NextGen® redesign elements. The Red Roof NextGen hotels feature updated, stylish and home-like interior and exterior designs that demonstrate the Red Roof dedication to providing customers with an affordable stay in a clean, comfortable and modern room. The company is rolling out Red Roof PLUS+®, an enhanced Upscale Economy® offering at a value price, committed to "Adding More Wow to Your Stay!®". Nice Place. Nice Price® is what every consumer can expect when they stay at any Red Roof location; and because the company has a single brand in their portfolio, Red Roof also offers franchisees One Brand. One Focus™. The Red Roof loyalty program, RediCard®, is the richest in the industry rewarding members with free nights with only 6,000 points, advance notice of special offers, and complimentary bottled water each day of their stay. Traveling with your pet? Don't forget that at Red Roof 'you stay happy, pets stay free' as one well-behaved pet is welcome per room, nationwide. The Columbus, Ohio based company has more than 4,500 employees. For more information or reservations, call 800.RED.ROOF (800.733.7663) or visit www.redroof.com

About Epsilon
Epsilon is a global leader in creating connections between people and brands. An all-encompassing global marketing company, we harness the power of rich data, groundbreaking technologies, engaging creative and transformative ideas to get the results our clients require. Recognized by Ad Age as the #1 World's Largest CRM/Direct Marketing Network, #1 Largest U.S. Agency from All Disciplines and #1 Largest U.S. Mobile Marketing Agency, Epsilon employs over 7,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

# # #